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                                                                    EXHIBIT 11

                    ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                        Computation Re Per Share Earnings

                                                                         Three months ended
                                                                            September 30,          Nine months ended September 30,
                                                                   -----------------------------   -------------------------------
                                                                       1997             1996            1997             1996
                                                                   -------------   -------------   --------------   --------------
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Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                  1,910,064       2,091,464        1,988,564        2,159,214
     Weighted average number of shares issued                                -           1,806                -            9,991
     Weighted average number of shares acquired                         (4,000)        (25,382)         (45,177)         (74,367)
     Dilutive stock options and warrants, based on the
       treasury stock method using average market prices                     -          29,726                -           41,210
                                                                   -------------   -------------   --------------   --------------
         Total                                                       1,906,064       2,097,614        1,943,387        2,136,048
                                                                   =============   =============   ==============   ==============

   Fully Diluted:
     Common shares outstanding, beginning of period                  1,910,064       2,091,464       1,988,564         2,159,214
     Weighted average number of shares issued                                -           1,806               -             9,991
     Weighted average number of shares acquired                         (4,000)        (25,382)        (45,177)          (74,367)
     Dilutive stock options and warrants, based on the
       treasury stock method using the market price at the
       end of the period if higher than the average market
       prices                                                                -          29,726               -            41,210
                                                                   -------------   -------------   --------------   --------------
         Total                                                       1,906,064       2,097,614        1,943,387        2,136,048
                                                                   =============   =============   ==============   ==============

Earnings:
   Earnings from continuing operations                             $   232,244     $   224,375     $    586,442     $    703,624
   Earnings from discontinued operations                                     -               -                -           21,545
                                                                   -------------   -------------   --------------   --------------
         Net earnings                                              $   232,244     $   224,375     $    586,442     $    725,169
                                                                   =============   =============   ==============   ==============

Primary earnings per common and common equivalent share:
     Earnings from continuing operations                           $       .12     $       .11     $        .30     $        .33
     Earnings from discontinued operations                                   -               -                -              .01
                                                                   -------------   -------------   --------------   --------------
         Net earnings                                              $       .12     $       .11     $        .30     $        .34
                                                                   =============   =============   ==============   ==============

Fully diluted earnings per common and common equivalent share:
     Earnings from continuing operations                           $       .12     $       .11     $        .30     $        .33
     Earnings from discontinued operations                                   -               -                -              .01
                                                                   -------------   -------------   --------------   --------------
         Net earnings                                              $       .12     $       .11     $        .30     $        .34
                                                                   =============   =============   ==============   ==============
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